Exhibit 10.2

MICROSTRATEGY INCORPORATED

Contrato de Unidades de Acciones Restringidas

Otorgado en virtud del Plan de Incentivo basado en Acciones 2013

MicroStrategy Incorporated, una sociedad constituida en Delaware (la “Compañía”), por el presente otorga las siguientes unidades de acciones restringidas en el marco del Plan de Incentivo basado en Acciones 2013. Los términos y condiciones que se adjuntan forman parte integral del presente.

Aviso de Otorgamiento

Nombre del beneficiario (el “Participante”):
Fecha de Otorgamiento:
Número de unidades de acciones restringidas (“RSU”, por sus siglas en inglés) otorgadas:
Número de RSU, de corresponder, que se perfeccionan en la Fecha de Otorgamiento:
RSU sujetas a un cronograma de perfeccionamiento:
Fecha de Inicio del Perfeccionamiento:

Cronograma de Perfeccionamiento:

Fecha de Perfeccionamiento:	Número de RSU a perfeccionar:
25% de las RSU	Primer aniversario de la Fecha de Inicio del Perfeccionamiento
25% de las RSU	Segundo aniversario de la Fecha de Inicio del Perfeccionamiento
25% de las RSU	Tercer aniversario de la Fecha de Inicio del Perfeccionamiento
25% de las RSU	Cuarto aniversario de la Fecha de Inicio del Perfeccionamiento

El perfeccionamiento depende de que el Participante siga siendo un Participante Admisible, conforme a lo dispuesto en el presente y está sujeto al Artículo 3(b). Se considera que el Participante es un “Participante Admisible” en tanto sea empleado, director, funcionario, consultor o asesor de alguna entidad incluida en la definición de la Compañía en el Plan (cada una de ellas, una “Compañía Especificada”).

Este otorgamiento de RSU cumple cabalmente con todos los compromisos que la Compañía tiene hacia el Participante con respecto a la emisión de acciones, opciones de compra de acciones u otros títulos de capital.

MICROSTRATEGY INCORPORATED

Por:
Aclaración:
Cargo:

MICROSTRATEGY INCORPORATED

Contrato de Unidades de Acciones Restringidas

Términos y Condiciones Incorporados

1.Otorgamiento de Unidades de Acciones Restringidas. Como contraprestación por los servicios brindados y a brindar por el Participante a la Compañía, la Compañía ha otorgado al Participante, sujeto a los términos y condiciones estipulados en este Contrato de Unidades de Acciones Restringidas (este “Contrato”) y en el Plan de Incentivo basado en Acciones 2013 de la Compañía, en su versión vigente (el “Plan”), una asignación con respecto al número de RSU estipulado en el Aviso de Otorgamiento que forma parte de este Contrato (el “Aviso de Otorgamiento”). Cada RSU representa el derecho a recibir una acción ordinaria clase A, por un valor nominal de $0,001 cada una, de la Compañía (las “Acciones Ordinarias”) al producirse el perfeccionamiento de las RSU, sujeto a los términos y condiciones del presente. Para aceptar esta asignación, el Participante debe aceptar este Contrato dentro de los seis (6) meses de la Fecha de Otorgamiento. Si este Contrato no es aceptado dentro de los seis (6) meses de la Fecha de Otorgamiento, la oferta de la Compañía de otorgar RSU en virtud de este Contrato será revocada y quedará sin efecto y el Participante no tendrá derechos en ninguna RSU en virtud de este Contrato.

2.Definiciones.

(a)“Acontecimiento Adverso” significa (x) toda disminución significativa en las atribuciones, deberes, responsabilidades o remuneración básica del Participante, o (y) el hecho de que la Compañía le exija al Participante que desempeñe sus funciones principalmente en un establecimiento situado a más de 80 Km del establecimiento en el que el Participante desempeñaba principalmente sus funciones con anterioridad inmediata al Supuesto de Cambio de Control (según se define en el inciso 2(c) a continuación).

(b)“Causa” significa un acto ilícito intencional o la omisión intencional del Participante de cumplir con sus responsabilidades hacia cualquier Compañía Especificada (lo que incluye, sin carácter limitativo, el incumplimiento del Participante de cualquier cláusula de un contrato de empleo, consultoría, asesoramiento, confidencialidad, no competencia o contrato similar celebrado entre el Participante y cualquier Compañía Especificada), conforme a lo determinado por la Compañía, cuya determinación tendrá carácter concluyente. Sin perjuicio de lo antedicho, si el Participante es parte de algún contrato de empleo, consultoría o cesantía con una Compañía Especificada que contenga una definición de “causa” de la finalización de la relación laboral u otra relación como Participante Admisible, el término “Causa” tendrá el significado que se le asigna en dicho contrato. Se considerará que la relación laboral u otra relación del Participante como Participante Admisible ha finalizado con “Causa” si la Compañía determina, a más tardar, 30 días después de finalizada la relación laboral u otra relación del Participante como Participante Admisible, que la finalización con Causa estaba justificada.

(c)“Supuesto de Cambio de Control” significa cualquiera de los siguientes acontecimientos, en tanto cada uno de ellos constituya un “supuesto de cambio de control” dentro del significado que se le asigna en el Artículo 409A del Código:

(i)la adquisición por parte de un individuo, entidad o grupo (dentro del significado que se le asigna en el Artículo 13(d)(3) o 14(d)(2) de la Ley del Mercado de Valores de 1934, en su versión vigente (la “Ley del Mercado”)) (una “Persona”) de una participación beneficiaria en el capital de la Compañía después de la fecha del presente si, posteriormente a dicha adquisición, esa Persona adquiere la titularidad beneficiaria (dentro del significado que se le asigna en la Regla 13d-3 de la Ley del Mercado) del 50% o más del poder de voto combinado de los títulos de la Compañía que estén en circulación en ese entonces y tengan derecho a votar en términos generales en la elección de directores (los

“Títulos con Derecho a Voto de la Compañía en Circulación”); quedando establecido, sin embargo, que a los efectos de este inciso (i), las siguientes adquisiciones no constituirán un Supuesto de Cambio de Control: (I) cualquier adquisición realizada directamente a la Compañía (a exclusión de una adquisición en el marco del ejercicio, la conversión o el intercambio de algún título ejercible, convertible o intercambiable por Acciones Ordinarias Clase B, por un valor nominal de $0,001 cada una de la Compañía (“Acciones Ordinarias Clase B”) u otros títulos con derecho a voto de la Compañía, a menos que la Persona que ejerza, convierta o intercambie dichos títulos los haya adquirido directamente a la Compañía o a un colocador o agente de la Compañía), (II) cualquier adquisición por parte de una compañía en el marco de una Combinación de Negocios (según se define en el inciso 2(b)(iii) a continuación) que cumpla con las cláusulas (x) y (y) del inciso (iii) de esta definición, (III) cualquier transferencia efectuada por Michael J. Saylor o cualquiera de sus afiliadas (dentro del significado que se le asigna en la Regla 12b-2 de la Ley del Mercado) (las “Afiliadas de MS”) a favor de Michael J. Saylor o de cualquier Afiliada de MS o (IV) cualquier adquisición por parte de Michael J. Saylor o cualquier Afiliada de MS fuera del marco de una Combinación de Negocios, salvo por una adquisición que dé lugar a los efectos descriptos en el inciso (a)(3)(ii)(B) de la Regla 13e-3 de la Ley del Mercado (o cualquier disposición que la reemplace) con respecto a las Acciones Ordinarias; o

(ii)en cualquier fecha posterior a que Michael J. Saylor y las Afiliadas de MS dejen de tener la titularidad, en total, de más del 50% del poder de voto combinado de los Títulos con Derecho a Voto de la Compañía en Circulación (la “Fecha Aplicable”), se suscite un cambio en la composición del directorio de la Compañía (el “Directorio”) a raíz del cual los Directores Permanentes (según se define a continuación) dejen de constituir una mayoría en el Directorio (o, de corresponder, en el directorio de una sociedad sucesora de la Compañía), donde el término “Director Permanente” significa, en cualquier fecha, un miembro del Directorio (x) que era miembro del Directorio en la fecha inmediatamente anterior a la Fecha Aplicable o (y) que fuera designado o electo después de la Fecha Aplicable por, al menos, una mayoría de los directores que eran Directores Permanentes al momento de tal designación o elección o cuya elección para integrar el Directorio hubiese sido recomendada o avalada por, al menos, una mayoría de directores que eran Directores Permanentes al momento de tal designación o elección; quedando establecido, sin embargo, que quedan excluidos de esta cláusula (y) todos aquellos individuos que hubiesen asumido inicialmente sus funciones como resultado de una contienda electoral real o potencial para elegir o destituir directores u otra solicitud real o potencial de poderes o consentimientos, por o en nombre de una persona distinta al Directorio; o

(iii)la consumación de una fusión propiamente dicha o fusión por absorción, reorganización, recapitalización o canje de acciones que involucre a la Compañía o una venta u otra enajenación de todos o sustancialmente todos los activos de la Compañía (una “Combinación de Negocios”), a menos que, inmediatamente después de dicha Combinación de Negocios, se cumplan cada una de las siguientes dos condiciones: (x) todos o sustancialmente todos los individuos y las entidades que eran titulares beneficiarios de las Acciones Ordinarias y Acciones Ordinarias Clase B en circulación y cualesquiera otros Títulos con Derecho a Voto de la Compañía en Circulación con anterioridad inmediata a dicha Combinación de Negocios sean titulares beneficiarios, directa o indirectamente, de más del 50% del poder de voto combinado de los títulos en circulación en ese entonces que tengan derecho a votar, en términos generales, para elegir directores, respectivamente, de la sociedad resultante o adquiriente en dicha Combinación de Negocios (incluyendo, sin carácter limitativo, una sociedad que, como consecuencia de dicha transacción, pase a tener la titularidad de la Compañía o de sustancialmente todos los activos de la Compañía de manera directa o a través de una o más subsidiarias) (en lo sucesivo, se hará referencia a dicha sociedad resultante o adquiriente como la “Sociedad Adquiriente”) en sustancialmente las mismas proporciones de titularidad que las Acciones Ordinarias, Acciones Ordinarias Clase B y dichos otros Títulos con Derecho a Voto de la Compañía en Circulación, respectivamente, con anterioridad inmediata a dicha Combinación de Negocios y (y) ninguna Persona (excluyendo a Michael J. Saylor o cualquier Afiliada de MS, plan de beneficios para los empleados (o su respectivo fideicomiso) mantenido o patrocinado por la

Compañía o por la Sociedad Adquiriente, o por cualquier Persona que fuera titular beneficiaria, directa o indirectamente, del 50% o más del poder de voto combinado de los Títulos con Derecho a Voto de la Compañía en Circulación antes de la Combinación de Negocios) posea la titularidad beneficiaria, directa o indirectamente, del 50% o más del poder de voto combinado de los títulos de dicha sociedad que estén en circulación ese entonces y tengan derecho a votar en general para elegir directores; quedando establecido, sin embargo, para evitar dudas, que se considerará que la consumación de una Combinación de Negocios que surta cualesquiera efectos descriptos en el inciso (a)(3)(ii)(B) de la Regla 13e-3 de la Ley del Mercado (o cualquier disposición que la reemplace) con respecto a las Acciones Ordinarias no cumple con la condición estipulada en la cláusula (x).

(d)“Motivo Suficiente” significa el acaecimiento de un Acontecimiento Adverso, en cada caso, después del Supuesto de Cambio de Control. Sin perjuicio de lo antedicho, no se considerará que un Acontecimiento Adverso constituye Motivo Suficiente, a menos que (i) el Participante le dé a la Compañía o a la Sociedad Adquiriente, según corresponda, una notificación de finalización de la relación laboral u otra relación como Participante Admisible, a más tardar, 90 días después del acaecimiento inicial del Acontecimiento Adverso, (ii) dicho Acontecimiento Adverso no haya sido rectificado por completo y el Participante no haya sido razonablemente compensado por las pérdidas o daños resultantes del mismo dentro de los 30 días posteriores a la recepción de dicha notificación por parte de la Compañía o la Sociedad Adquiriente, y (iii) la finalización de la relación laboral u otra relación del Participante a título de Participante Admisible tenga lugar a los seis (6) meses de que la Compañía o Sociedad Adquiriente hubiesen recibido tal notificación.

3.Perfeccionamiento.

(a)Las RSU se perfeccionarán de acuerdo con el Cronograma de Perfeccionamiento estipulado en el Aviso de Otorgamiento (el “Cronograma de Perfeccionamiento”). Toda fracción de una acción que resulte de aplicar los porcentajes utilizados en el Cronograma de Perfeccionamiento se redondeará al número entero de RSU más cercano. En cada Fecha de Perfeccionamiento (o, de corresponder, en una fecha de perfeccionamiento anterior conforme al Artículo 3(b), a la cual, en ese caso, también se la denominará “Fecha de Perfeccionamiento”), la Compañía liquidará la parte perfeccionada de las RSU y deberá, por lo tanto, sujeto al pago de cualesquiera impuestos en virtud del Artículo 8(b), (i) emitir y entregar al Participante una Acción Ordinaria por cada RSU que se perfeccione en dicha Fecha de Perfeccionamiento (las “Participaciones de RSU”) y (ii) anotará el nombre del Participante como accionista registrado con respecto a las Participaciones de RSU en los libros de la Compañía. En su defecto, el Directorio podrá, a su entero criterio, optar por liquidar las RSU que se perfeccionan en esa Fecha de Perfeccionamiento en efectivo o parte en efectivo y parte con Participaciones de RSU en lugar de hacerlo enteramente con Participaciones de RSU (dicha decisión discrecional del Directorio de efectuar la liquidación en efectivo no es aplicable a Participantes que estén sujetos al impuesto canadiense, cuyas acciones deben ser liquidadas con acciones no emitidas previamente). Si se realiza un pago en efectivo en lugar de entregar las Participaciones de RSU, el monto de ese pago será equivalente al Valor Razonable de Mercado (según se define en el Plan) de las Participaciones de RSU a la Fecha de Perfeccionamiento, menos un monto equivalente a cualesquiera impuestos federales, estatales, locales y otros impuestos de cualquier índole que corresponda retener en razón del perfeccionamiento de las RSU. Las Participaciones de RSU o cualquier pago en efectivo en lugar de con Participaciones de RSU serán entregados al Participante, tan pronto como sea posible después de cada Fecha de Perfeccionamiento, pero, a todo evento, dentro de los 30 días de dicha fecha.

(b)Sin perjuicio de las disposiciones del Artículo 9(b) del Plan o del Artículo 3(a) precedente, ante un Supuesto de Cambio de Control:

(i)si el Supuesto de Cambio de Control también constituye un Supuesto de Reorganización (según se define en el Plan) y la Sociedad Adquiriente no asume las RSU o no las reemplaza por RSU sustancialmente equivalentes, estas RSU se perfeccionarán automáticamente en su totalidad, con anterioridad inmediata a dicho Supuesto de Cambio de Control; y

(ii)de lo contrario, estas RSU se seguirán perfeccionando de acuerdo con el Cronograma de Perfeccionamiento; quedando establecido, sin embargo, que estas RSU se perfeccionarán inmediatamente en su totalidad si, en o antes del primer aniversario de la fecha de consumación del Supuesto de Cambio de Control, la relación laboral u otra relación del Participante a título de Participante Admisible con la Compañía o la Sociedad Adquiriente finaliza con Motivo Suficiente a instancias del Participante, o sin Causa a instancias de la Compañía o la Sociedad Adquiriente.

4.Pérdida de derechos en RSU no perfeccionadas por cese de servicios. En el supuesto de que el Participante deje de ser un Participante Admisible por cualquier motivo o sin motivo, con o sin Causa, incluso en el caso de renuncia o despido con o sin Causa, se perderán de manera automática e inmediata los derechos en RSU que no se hubiesen perfeccionado a la fecha de cese en favor de la Compañía, sin mediar el pago de contraprestación alguna al Participante, con efecto a partir del cese y el Participante no tendrá derecho a indemnización alguna por las RSU no perfeccionadas. El Participante no tendrá otros derechos en las RSU no perfeccionadas o en cualesquiera Acciones Ordinarias que puedan haberse emitido con respecto a las mismas.

5.Restricciones a la transferencia. El Participante no podrá vender, ceder, transferir, prendar, hipotecar, constituir gravámenes en, o bien enajenar, por mandato de la ley o de otro modo (en conjunto, una “transferencia”) las RSU o cualquier derecho en las mismas. La Compañía no estará obligada a tratar con carácter de propietario de cualesquiera RSU, emitir Acciones Ordinarias o efectuar pagos en efectivo a cualquier cesionario a quien se le hayan transferido dichas RSU en contravención de las cláusulas de este Contrato.

6.Derechos como accionista. El Participante no tendrá derechos como accionista de la Compañía con respecto a cualesquiera Acciones Ordinarias que puedan emitirse con relación a las RSU hasta el momento en que se emitan Acciones Ordinarias a nombre del Participante, después del perfeccionamiento de las RSU.

7.Disposiciones del Plan. Este Contrato está sujeto a las disposiciones del Plan, cuya copia se entrega al Participante junto con este Contrato. Los términos en mayúsculas utilizados en el presente y que no estén definidos de otro modo tendrán los significados que se les asignan en el Plan.

8.Cuestiones impositivas.

(a)Manifestaciones; ausencia de elección bajo el Artículo 83(b). El Participante manifiesta ser responsable de obtener el asesoramiento de sus propios asesores impositivos con respecto a la asignación de RSU y el Participante se basa exclusivamente en las opiniones de dichos asesores y no en las afirmaciones o declaraciones de la Compañía o cualquiera de sus agentes con respecto a las consecuencias impositivas asociadas a las RSU. El Participante entiende que el Participante (y no la Compañía) será responsable de las obligaciones impositivas en cabeza del Participante que puedan surgir en el marco de la adquisición, el perfeccionamiento y/o la disposición de las RSU. El Participante manifiesta que no existe elección disponible en virtud del Artículo 83(b) del Código de Rentas Internas de 1986, en su versión vigente (el “Código”) con respecto a las RSU.

(b)Retenciones. El Participante manifiesta y acepta que la Compañía tiene derecho a deducir de pagos de cualquier naturaleza adeudados al Participante todo impuesto federal, estatal, local o de otra índole o aportes a la seguridad social de cualquier tipo que la ley exija retener en el marco del perfeccionamiento de las RSU o con relación a las RSU. En cada Fecha de Perfeccionamiento (o bien en otra fecha u otro momento en que la Compañía esté obligada a retener impuestos o aportes a la seguridad social relacionados con las RSU), la Compañía retendrá de las Participaciones de RSU que habrían de emitirse en esa fecha un número de Acciones Ordinarias por un Valor Razonable de Mercado equivalente a la obligación de retención mínima de la Compañía que impone la ley con respecto a dicho hecho imponible. Si la Compañía no puede retener suficientes Acciones Ordinarias para cumplir con dicha obligación de retención de impuestos, el Participante manifiesta y acepta que la Compañía o una afiliada de la Compañía tendrá derecho a un pago inmediato del Participante por el monto de todo impuesto que la Compañía esté obligada a retener. La Compañía no entregará Participaciones de RSU al Participante hasta cerciorarse de que se hayan efectuado todas las retenciones necesarias.

(c)Participantes australianos. El inciso 83A-C de la Ley Australiana de Determinación del Impuesto a las Ganancias de 1997 (la “Ley Australiana del Impuesto a las Ganancias) es aplicable al Plan y a este Contrato con respecto a RSU asignadas a Participantes sujetos a impuestos australianos (con sujeción a los requisitos de la Ley del Impuesto a las Ganancias de Australia).

9.Disposiciones varias.

(a)Artículo 409A. Las RSU asignadas en virtud de este Contrato están concebidas para estar exentas de o para cumplir con los requisitos del Artículo 409A del Código y las Reglamentaciones del Tesoro emitidas en virtud del mismo (“Artículo 409A”). La entrega de Participaciones de RSU al producirse el perfeccionamiento de las RSU no puede adelantarse o diferirse a fechas o hechos distintos a los aquí estipulados, salvo en la medida de lo permitido o exigido por el Artículo 409A.

(b)Manifestaciones del Participante. El Participante manifiesta que: (i) ha leído este Contrato; (ii) ha estado representado en la preparación, negociación y celebración de este Contrato por el asesor legal elegido por el Participante o ha rechazado voluntariamente dicha representación legal; (iii) comprende los términos y las consecuencias de este Contrato; (iv) puede leer y entender el idioma inglés y no necesita que este Contrato, el Plan o cualquier documentación relacionada sean traducidos a otro idioma; (v) está plenamente al tanto del efecto legal y vinculante de este Contrato; y (vi) acuerda que, al aceptar esta asignación, quedará obligado por cualquier política de recuperación (clawback) que la Compañía pueda adoptar en el futuro. Ni la Compañía ni ningún empleado del grupo MicroStrategy pueden aconsejar al Participante si participar o no en el Plan o aceptar el otorgamiento de las RSU, o brindarle al Participante ningún tipo de asesoramiento legal, impositivo o financiero respecto al otorgamiento de las RSU. A efectos de aceptar esta asignación, el Participante manifiesta que debe aceptar este Contrato dentro de los seis (6) meses de la Fecha de Otorgamiento. Si este Contrato no es aceptado dentro de los seis (6) meses de la Fecha de Otorgamiento, la oferta de la Compañía de otorgar RSU en virtud de este Contrato será revocada y dejará de surtir efecto y el Participante no tendrá derechos en ninguna RSU en virtud de este Contrato.

(c)Ausencia de indemnización. Al producirse el cese de la relación laboral o el cese en el cargo con su empleador, el Participante no tendrá derecho, bajo ninguna circunstancia, a indemnización por la pérdida de cualquier derecho o beneficio o del futuro derecho o beneficio en virtud del Plan o este Contrato que de lo contrario le habría correspondido recibir, sea que dicha indemnización se reclame en concepto de daños y perjuicios por despido improcedente u otro incumplimiento contractual, por cesación en el cargo o por otro concepto.

(d)Indemnización por desvinculación. El otorgamiento de las RSU (incluyendo cualquier pago en efectivo realizado en lugar de las Acciones RSU) y el Plan no se tendrán en cuenta a los efectos de calcular toda indemnización por desvinculación u otro pago por finalización de la relación laboral, en la medida en que al Participante le corresponda recibir dicha indemnización por desvinculación o pago por finalización de la relación laboral.

10.Privacidad de los datos.

(a)Información personal. En el marco de este Contrato y del otorgamiento de RSU, la Compañía podrá obtener, procesar, usar y/o revelar información personal sobre el Participante. MicroStrategy Brasil Ltda. Sucursal Argentina compartirá sus Datos Personales con la Compañía para el cumplimiento de los fines establecidos en este Contrato. Dicha información se obtendrá, procesará, utilizará y/o revelará con arreglo a la Política de Privacidad informada al Participante y disponible a través del departamento de asuntos legales de la Compañía (la “Política de Privacidad”). En lo que respecta a Participantes que residen en Polonia, Italia, Alemania, España o Francia, el procesamiento de información personal para implementar, administrar y gestionar el Plan está justificado por razones distintas al consentimiento, tal como se explica en la Política de Privacidad. Los Participantes que residen en Argentina, los Emiratos Árabes Unidos. República de Corea, Japón y Singapur por el presente prestan su consentimiento explícito para la obtención, el procesamiento, el uso y/o la divulgación de dicha información personal. Los Participantes que residen en Australia por el presente prestan su consentimiento para que se obtenga, procese, use y/o divulgue su número de identificación tributaria (Tax File Number) con el fin de implementar, administrar y gestionar el Plan, a los efectos de la Ley de Privacidad de 1988 (Cth).

(b)Transferencia de Información Personal. En el marco de este Contrato y del otorgamiento de RSU, la Compañía puede transferir cualquier información personal a la que se hace referencia en el Artículo 10(a) precedente fuera o dentro del país en el que el Participante trabaje o esté empleado, incluso, con respecto a Participantes no residentes de EE. UU., a Estados Unidos, a cesionarios según lo descripto en la Política de Privacidad. En lo que respecta a Participantes que residen en Polonia, Italia, Alemania, España o Francia, la transferencia de información personal para implementar, administrar y gestionar el Plan está justificada por razones distintas al consentimiento, tal como se explica en la Política de Privacidad. Los Participantes que residen en Argentina, Singapur, Japón o los Emiratos Árabes Unidos por el presente prestan su consentimiento explícito para la transferencia de dicha información personal. Los Participantes que residen en Singapur pueden oponerse a la obtención, uso, divulgación, procesamiento o transferencia de información personal, notificando por escrito al asesor general de la Compañía, pero entienden que dicha objeción puede menoscabar su capacidad de participar en el Plan. Los Participantes que residen en Australia por el presente prestan su consentimiento para que se transfiera número de identificación tributaria (Tax File Number) a entidades en Estados Unidos de América. Cuando los Participantes tengan su sede en Brasil, a los efectos de la transferencia, la Compañía se basa en el capítulo IV, artículo 33, de la Ley General de Protección de Datos de Brasil (Ley n. 13.709/2018).

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Los términos y condiciones de este Contrato han sido aceptados por:

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